UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2026, Transuite.Org Inc., a Nevada corporation (the “Company”), filed Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Nevada Secretary of State, and the Amended and Restated Articles became effective upon filing.

Among other things, the Amended and Restated Articles amended and restated the Company’s articles of incorporation to provide that the total number of shares of capital stock that the Company is authorized to issue is 1,100,000,000 shares, consisting of (i) 1,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 100,000,000 shares of preferred stock, par value $0.001 per share. The Amended and Restated Articles also include provisions relating to the authorization of preferred stock in one or more series, director and officer liability limitations, indemnification, certain opt-out elections under the Nevada Revised Statutes, bylaw authority, and forum selection for internal corporate actions.

The foregoing summary of the Amended and Restated Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

The Company believes the effectiveness of the Amended and Restated Articles enhances its corporate flexibility and better positions the Company to evaluate future financing alternatives, strategic transactions, acquisitions, equity-based incentive arrangements and other growth initiatives, in each case subject to applicable law, board approval, market conditions and, where required, stockholder approval.

Management believes the Company has completed a substantial portion of its strategic asset integration and capital structure repositioning and has established an initial foundation for future platform commercialization and business expansion.

The Company’s current strategic focus is the development of an integrated ecosystem that combines Web3 infrastructure, digital asset technologies and artificial intelligence-enabled enterprise solutions. Through strategic acquisitions and partnerships, the Company is building platforms intended to connect digital financial systems with real-world commercial applications.

During 2025, the Company generated revenue primarily from strategic consulting and technology-related services and continued to expand its operational capabilities through acquisitions and strategic initiatives supporting its transition toward Web3 infrastructure and digital asset-enabled business models.

Management remains focused on supporting the Company’s operations through a combination of existing cash resources, related-party support, potential public or private financing alternatives and continued efforts to expand revenue-generating operations. Management has identified strategic priorities that include revenue expansion, continued integration of acquired businesses, market development and technology advancement.

The Company is continuing to work diligently with its auditors and advisors to complete its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as promptly as practicable. Due in part to the scope of audit procedures, consolidation work and final review associated with multiple subsidiaries, completion of the filing has taken longer than originally anticipated.

The Companyremains focused on completing the audit process, strengthening the Company’s reporting foundation and supporting the Company’s longer-term strategic development.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s corporate flexibility, strategic opportunities, financing plans, acquisition opportunities, growth initiatives, operational support, audit progress and the timing of the filing of its Annual Report on Form 10-K. These forward-looking statements are based on current expectations and are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in such statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Transuite.Org Inc., effective April 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUITE.ORG INC.

Date: April 15, 2026	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer

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